LOCK-UP AGREEMENT

This LOCK-UP AGREEMENT (this “Agreement”) is made as of July 31, 2014 by and between the undersigned person or entity (the “Restricted Holder”) and Enumeral Biomedical Holdings, Inc., a Delaware corporation formerly known as Cerulean Group, Inc. (the “Parent”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Merger Agreement (as defined herein).

WHEREAS, pursuant to the transactions contemplated under that certain Agreement and Plan of Merger and Reorganization, dated as of July 31, 2014 (the “Merger Agreement”), by and among the Parent, Enumeral Acquisition Corp., a Delaware corporation (the “Acquisition Subsidiary”), and Enumeral Biomedical Corp., a Delaware corporation (the “Company”), the Acquisition Subsidiary will merge with and into the Company, with the result of such merger being that the Company will be the surviving entity and become a wholly-owned subsidiary of the Parent, with all the Company stockholders exchanging their shares of Company Stock for shares of Parent Common Stock pursuant to the terms of the Merger Agreement (the “Merger”);

WHEREAS, simultaneously with or prior to the closing of the Merger, Parent will complete a private placement offering (the “Private Placement Offering”) of a minimum of 10 million Units (as defined below) of its securities, at a purchase price of $1.00 per Unit, each “Unit” consisting of one (1) share of the Parent Common Stock, and a warrant to purchase one (1) share of Common Stock at an exercise price of $2.00 per share for a term of five (5) years;

WHEREAS, the Restricted Holder will be an officer, director and/or key employee of the Parent immediately after the closing of the Merger and/or the Restricted Holder will be a beneficial owner of five percent (5%) or more (a “5% Stockholder”) of the outstanding shares of Parent Common Stock immediately after the closing of the Merger and the Private Placement Offering; and

WHEREAS, the Merger Agreement provides that, among other things, all the shares of Parent Common Stock owned by the Restricted Holder immediately after the closing of the Merger (the “Restricted Securities”) shall be subject to certain restrictions on Disposition (as defined herein) during the period of eighteen (18) months immediately following the closing date of the Merger, if the Restricted Holder is and remains a director or 5% Stockholder or during the period of twenty-four (24) months immediately following the closing date of the Merger, if the Restricted Holder is and remains an officer or employee (each such period, the “Restricted Period”), subject to certain conditions all as more fully set forth herein.

NOW, THEREFORE, as an inducement to and in consideration of the Parent’s agreement to enter into the Merger Agreement and proceed with the Merger, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.          Lock Up Period.

(a)          During the Restricted Period, the Restricted Holder will not, directly or indirectly: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, make any short sale, lend or otherwise dispose of or transfer any Restricted Securities or any securities convertible into or exercisable or exchangeable for Restricted Securities, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Restricted Securities (with the actions described in clause (i) or (ii) above being hereinafter referred to as a “Disposition”); provided, however, that if the Parent engages in an underwritten public offering of its equity or convertible securities prior to the end of the Restricted Period, the managing underwriter may waive the balance of the Restricted Period. The foregoing restrictions are expressly agreed to preclude the Restricted Holder from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of any of the Restricted Securities of the Restricted Holder during the Restricted Period, even if such securities would be disposed of by someone other than the Restricted Holder.

(b)          In addition, during the applicable Restricted Period, the Restricted Holder will not, directly or indirectly, effect or agree to effect any short sale (as defined in Rule 200 under Regulation SHO of the Securities Exchange Act of 1934 (the “Exchange Act”)), whether or not against the box, establish any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to any shares of the Parent Common Stock, borrow or pre-borrow any shares of the Parent Common Stock, or grant any other right (including, without limitation, any put or call option) with respect to shares of the Parent Common Stock or with respect to any security that includes, is convertible into or exercisable for or derives any significant part of its value from shares of the Parent Common Stock or otherwise seek to hedge the Restricted Holder’s position in the Parent Common Stock.

(c)          Notwithstanding anything contained herein to the contrary, the Restricted Holder shall be permitted to engage in any Disposition (i) where the other party to such Disposition is another Restricted Holder and the transferee agrees in writing that the Restricted Securities shall continue to be subject to the restrictions on transfer set forth in this Agreement, (ii) where such Disposition is a bona fide gift or gifts and the donee takes title to such shares subject to the restrictions on transfer set forth in this Agreement, (iii) where such Disposition is in connection with estate planning purposes, including, without limitation to an inter-vivos trust, and the transferee takes title to such shares subject to the restrictions on transfer set forth in this Agreement, (iv) upon the written approval of the lead underwriter in any underwritten public offering of Parent’s securities with gross proceeds of $40,000,000 or more, (v) where such Disposition is to an affiliate of such Restricted Holder (including entities wholly owned by such Restricted Holder or one or more trusts where such Restricted Holder is the grantor of such trust(s)) as long as such affiliate executes a copy of this Agreement, (vi) as a distribution to stockholders, partners or members of the Restricted Holder, provided that such stockholders, partners or members agrees in writing that the Restricted Securities shall continue to be subject to the restrictions on transfer set forth in this Agreement; (vii) as collateral for any bona fide loan, provided that the lender agrees in writing that the Restricted Securities shall continue to be subject to the restrictions on transfer set forth in this Agreement; or (viii) with respect to the sales of securities acquired after the closing of the Offering in the open market or (ix) on and after the date that such Restricted Holder ceases to be a director, officer and employee of the Parent and the Company or 5% Stockholder, as the case may be.

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(d)          For the avoidance of doubt, nothing shall prevent the Restricted Holder from, or restrict the ability of the Restricted Holder to, (i) purchase common stock on the open market or (ii) exercise any options, warrants or other convertible securities granted by the Parent to the Restricted Holder or any of its affiliates.

2.          Legends; Stop Transfer Instructions.

(a)          In addition to any legends to reflect applicable transfer restrictions under federal or state securities laws, each stock certificate representing Restricted Securities shall be stamped or otherwise imprinted with the following legend:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A LOCK-UP AGREEMENT, DATED AS OF JULY 31, 2014, BETWEEN THE HOLDER HEREOF AND ENUMERAL BIOMEDICAL HOLDINGS, INC. AND MAY ONLY BE SOLD OR TRANSFERRED IN ACCORDANCE WITH THE TERMS THEREOF.”

(b)          The Restricted Holder hereby agrees and consents to the entry of stop transfer instructions with the Parent’s transfer agent and registrar against the transfer of the Restricted Securities or securities convertible into or exchangeable for Restricted Securities held by the Restricted Holder except in compliance with this Agreement.

3.          Registration of Restricted Shares.

(a)          During the Covered Period (as defined below), Parent shall not register for resale any of the shares of Parent Common Stock received by the Company stockholders in exchange for their shares of Company Common Stock pursuant to the Merger (the “Merger Shares”) (for the sake of clarity, other than a registration on Form S-8 or other registration relating to shares of Parent Common Stock or any other class of Parent securities issuable upon exercise of employee stock options or in connection with any employee benefit plan or similar plan of Parent) unless the Restricted Holder is given at least ten (10) business days advance notice of such registration and the right during the ten (10) business day period following receipt of such notice to elect to include its Restricted Securities in such registration on a pari passu basis (including subject to cut back on a pari passu basis) with such other Merger Shares and in accordance with the plan of distribution intended by Parent for such registration statement. In the event that such registration involves an underwritten public offering of Parents securities, the right of the Restricted Holder to include its Restricted Shares in such registration shall be further conditioned upon the Restricted Holder’s participation in such underwriting and the inclusion of such Restricted Holder’s Restricted Shares in the underwriting on the terms set forth herein. The Restricted Holders permitted to sell any of their Parent Common Stock through such underwriting shall (together with Parent and any other stockholders of Parent selling their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter selected for such underwriting by Parent or such other selling stockholders, as applicable. Nothing contained herein shall require Parent to include any Merger Shares in any registration statement registering exclusively the resale of securities issued by Parent in the Private Placement Offering or otherwise limit the ability of Parent to grant demand, piggy-back or other registration rights to any other current or future stockholders of Parent.

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(b)           “Covered Period” shall mean the period beginning upon the closing date of the Merger and ending on the later of (i) the expiration of the Restricted Period and (ii) the date on which all Merger Shares held by the Restricted Holder are transferred by the Restricted Holder or may be sold under Rule 144 without volume limitations during any ninety (90) day period.

(c)          Upon the request (a “Registration Notice”) of the Restricted Holder together with such other holders of Restricted Securities that are parties to similar Lock-Up Agreements (collectively the “Restricted Holders”) who collectively own at least 51% of the Restricted Securities issued by the Company in the Merger, given no earlier than the second anniversary of the closing date of the Merger, the Company agrees to promptly, but no later than 90 calendar days from the date of the Registration Notice, to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) covering up to 50% of shares of Parent Common Stock issued in the Merger to the Restricted Holders (the “Registrable Shares”). The Company agreed to use its commercially reasonable efforts to ensure that such Registration Statement is declared effective within 180 calendar days of filing with the SEC. The Company shall use its commercially reasonable efforts to keep the Registration Statement “evergreen” for nine months from the date it is declared effective by the SEC or until such time as none of the Restricted Holders are affiliates of the Company with respect to all of their registrable shares, whichever is earlier. The Company shall pay all expenses in connection with any registration obligation provided in this Section 3(c) including, without limitation, all registration, filing, stock exchange fees, printing expenses, all fees and expenses of complying with applicable securities laws, and the fees and disbursements of its counsel and independent accountants.  Each Restricted Holder shall be responsible for its own sales commissions, if any, transfer taxes and the expenses of any attorney or other advisor such Restricted Holder decides to employ.

4.          Miscellaneous.

(a)          Periodic Reports. The Parent shall be permitted to request from the Restricted Holder such person’s brokerage statement summary with respect to the Restricted Securities covering any period during the Restricted Period.

(b)          Specific Performance. The Restricted Holder agrees that in the event of any breach or threatened breach by the Restricted Holder of any covenant, obligation or other provision contained in this Agreement, then the Parent shall be entitled (in addition to any other remedy that may be available to the Parent) to: (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision; and (ii) an injunction restraining such breach or threatened breach. The Restricted Holder further agrees that neither the Parent nor any other person or entity shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 4, and the Restricted Holder irrevocably waives any right that he, she, or it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

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(c)          Other Agreements. Nothing in this Agreement shall limit any of the rights or remedies of the Parent under the Merger Agreement, or any of the rights or remedies of the Parent or any of the obligations of the Restricted Holder under any other agreement between the Restricted Holder and the Parent or any certificate or instrument executed by the Restricted Holder in favor of the Parent; and nothing in the Merger Agreement or in any other agreement, certificate or instrument shall limit any of the rights or remedies of the Parent or any of the obligations of the Restricted Holder under this Agreement.

(d)          Notices. All notices, consents, waivers, and other communications which are required or permitted under this Agreement shall be in writing will be deemed given to a party (a) on the date of delivery, if delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) the date of transmission if sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment if such notice or communication is delivered prior to 5:00 P.M., New York City time, on a business day, or the next business day after the date of transmission, if such notice or communication is delivered on a day that is not a business day or later than 5:00 P.M., New York City time, on any trading day,; (c) the date received or rejected by the addressee, if sent by certified mail, return receipt requested; or (d) seven days after the placement of the notice into the mails (first class postage prepaid), to the party at the address, facsimile number, or e-mail address furnished by the such party,

If to the Parent:	With a copy (which copy shall not constitute notice hereunder) to:

Enumeral Biomedical Holdings, Inc.	Duane Morris, LLP.,
One Kendall Square	100 High Street, Suite 2400
Building 400, 4th Floor	Boston, MA 02110-1724
Cambridge, Massachusetts 02139	Attention Jonathan Lourie, Esq.,
Attn: Chief Executive Officer	Facsimile: 857-401-3089
Telephone Number: (617) 674-1865	Telephone Number: 857-488-4260
E-mail Address: arthur@enumeral.com	E-mail Address: JLourie@duanemorris.com

If to the Restricted Holder:	With a copy (which copy shall not constitute notice hereunder)

To the address set forth on the signature page hereto.	To the address set forth on the signature page hereto.

Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

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(e)          Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

(f)          Applicable Law; Jurisdiction. THIS AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. In any action between or among any of the parties arising out of this Agreement, (i) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts having jurisdiction over New York County, New York; (ii) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court having jurisdiction over New York County, New York; (iii) each of the parties irrevocably waives the right to trial by jury; and (iv) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepared, to the address at which such party is to receive notice in accordance with this Agreement.

(g)          Waiver; Termination. No failure on the part of the Parent to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of the Parent in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. The Parent shall not be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of the Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given. If the Merger Agreement is terminated, this Agreement shall thereupon terminate.

(h)          Captions. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

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(i)          Further Assurances. The Restricted Holder hereby represents and warrants that the Restricted Holder has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the Restricted Holder, enforceable in accordance with its terms. The Restricted Holder shall execute and/or cause to be delivered to the Parent such instruments and other documents and shall take such other actions as the Parent may reasonably request to effectuate the intent and purposes of this Agreement.

(j)          Entire Agreement. This Agreement and the Merger Agreement collectively set forth the entire understanding of the Parent and the Restricted Holder relating to the subject matter hereof and supersedes all other prior agreements and understandings between the Parent and the Restricted Holder relating to the subject matter hereof.

(k)          Non-Exclusivity. The rights and remedies of the Parent hereunder are not exclusive of or limited by any other rights or remedies which the Parent may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).

(l)          Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Parent and the Restricted Holder.

(m)          Assignment. This Agreement and all obligations of the Restricted Holder hereunder are personal to the Restricted Holder and may not be transferred or delegated by the Restricted Holder at any time. The Parent may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity without obtaining the consent or approval of the Restricted Holder.

(n)          Binding Nature. Subject to Section 4(m) above, this Agreement will inure to the benefit of the Parent and its successors and assigns and will be binding upon the Restricted Holder and the Restricted Holder’s representatives, executors, administrators, estate, heirs, successors and permitted assigns.

(o)          Survival. Each of the representations, warranties, covenants and obligations contained in this Agreement shall survive the consummation of the Merger.

(p)          Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original and both of which shall constitute one and the same instrument.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first set forth above.

ENUMERAL BIOMEDICAL HOLDINGS, INC.

By:
Name: Arthur H. Tinkelenberg
Title: Chief Executive Officer

RESTRICTED HOLDER:

(name)

Name:
Title:

Address:

Copy of any notice to (if applicable):

Address: